As filed with the Securities and Exchange Commission on June 1, 2001
                              Registration No. 333-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                               Global Sources Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                                     Not Applicable
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               Global Sources Ltd.
                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton MH 12, Bermuda
                                 (441) 295-2244
                    (Address of Principal Executive Offices)
                                 ---------------

                              Global Sources Equity
                               Compensation Plans
                        Numbers I, II, III, IV, V and VI
                            (Full title of the plans)
                                 ---------------
                              James J. Clark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005
                     (Name and address of agent for service)

                                 (212) 701-3000
          (Telephone number, including area code, of agent for service)
                                 ---------------

                                    Copy to:
       James J. Clark, Esq.                      Stephen S. James, Esq.
     Cahill Gordon & Reindel                   Appleby, Spurling & Kempe
         80 Pine Street Cedar House
        New York, NY 10005                          41 Cedar Avenue
          (212) 701-3000                        Hamilton HM 12, Bermuda
                                                     (441) 295-2244

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum       Proposed maximum
                                             Amount to be        offering price       aggregate offering          Amount of
Title of securities to be registered        registered (1)        per share (2)            price (2)          registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01 per share       2,557,038               $6.70               $17,132,154             $4,283.04

------------------------------------------------------------------------------------------------------------------------------

----------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement will cover such indeterminate number of common shares of Global Sources Ltd. that may be issued in respect to stock splits, stock dividends and similar transactions. This registration statement includes shares held on behalf of Global Sources Ltd. by Harrington Trust Limited as trustee of the Global Sources Equity Compensation Trust established for the sole purpose of providing employment benefits under the Global Sources Equity Compensation Plans Numbers I, II, III, IV, V, and VI.

(2) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the common shares reported on the Nasdaq National Market as of May 31, 2001.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Global Sources Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000.

          (b) The description of the Company's Common Shares contained in the Company's Form 20-F for the fiscal year ended December 31, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Companies Act 1981 of Bermuda requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to the company shall be void.

     Subject to certain provisions of our bye-laws, every director, officer and committee member shall be indemnified out of our funds against all liabilities, loss, damage or expense, including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the bye-laws will not extend to any matter which would render it void under the Companies Act as discussed above.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-5 of this registration statement, which index is incorporated herein by reference.


Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 31st day of May, 2001.

                            GLOBAL SOURCES LTD.


                            By:    /s/ Eddie Heng Teng Hua
                                   ---------------------------------------------
                                   Name:  Eddie Heng Teng Hua
                                   Title:  Chief Financial Officer and Director







                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eddie Heng Teng Hua and William R. Seitz, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                     Name                      Capacity                                               Date
  ---------                     ----                      --------                                               ----

  /s/ Merle A. Hinrichs         Merle A. Hinrichs         Chairman of the Board and Chief Executive          May 29, 2001
  -------------------------                               Officer (principal executive officer)

  /s/ Eddie Heng Teng Hua       Eddie Heng Teng Hua       Chief Financial Officer and Director               May 31, 2001
  -------------------------                               (principal financial officer, principal
                                                          accounting officer)

  /s/ Sarah Benecke             Sarah Benecke             Director                                           May 28, 2001
  -------------------------

  /s/ Roderick Chalmers         Roderick Chalmers         Director                                           May 29, 2001
  -------------------------

                                Dr. H. Lynn Hazlett       Director                                           May 31, 2001
  -------------------------

  /s/ David F. Jones            David F. Jones            Director                                           May 31, 2001
  -------------------------

                                Jeffrey J. Steiner        Director                                           May 31, 2001
  -------------------------

                                  EXHIBIT INDEX


      Exhibit No.       Exhibit

          3.1  - Memorandum of Association of Registrant*

          3.2  - Bye-laws of Registrant*

          4.1  - Global Sources Equity Compensation Plan Number I**

          4.2  - Global Sources Equity Compensation Plan Number II**

          4.3  - Global Sources Equity Compensation Plan Number III**

          4.4  - Global Sources Equity Compensation Plan Number IV***

          4.5  - Global Sources Equity Compensation Plan Number V***

          4.6  - Global Sources Equity Compensation Plan Number VI

          5.1 - Opinion of Appleby, Spurling & Kempe as to the legality of the securities being registered

          23.1 - Consent of Arthur Andersen, Independent Accountants

          23.2 - Consent of PricewaterhouseCoopers, Independent Accountants

          23.3 - Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

          24.1 - Power of Attorney (set forth on the signature page of this Registration Statement)

-----------------------------

* Incorporated by reference to Form 20-F Registration Statement of Global Sources Ltd. filed with the Securities and Exchange Commission on June 30, 2000.

** Incorporated by reference to Form S-8 Registration Statement of Global Sources Ltd. filed with the Securities and Exchange Commission on April 16, 2001.

*** Incorporated by reference to Form 20-F Annual Report of Global Sources Ltd. filed with the Securities and Exchange Commission on May 10, 2001, as amended.